EXHIBIT 10.10
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                                                                  EXECUTION COPY

                            APPLIED DISCOVERY, INC.

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                               January 28, 2000


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                            APPLIED DISCOVERY, INC.

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

      This Series A Preferred Stock Purchase Agreement (the "Agreement") is made as of the 28th day of January, 2000 by and between APPLIED DISCOVERY, INC., a Washington corporation (the "Company"), and the investors listed on Exhibit A attached hereto (each a "Purchaser" and collectively, the "Purchasers").

      The parties hereby agrees as follows:

      1. Purchase and Sale of Preferred Stock.

            1.1 Sale and Issuance of Series A Preferred Stock.

                  (a) The Company shall adopt and file with the Secretary of State of the State of Washington on or before the Initial Closing (as defined below) the Certificate of Designation in the form attached hereto as Exhibit B (the "Certificate of Designation").

                  (b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Initial Closing and the Additional Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Initial Closing and the Additional Closing that number of shares of Series A Preferred Stock set forth opposite each such Purchaser's name on Exhibit A attached hereto, at a purchase price of $1.00 per share. The shares of Series A Preferred Stock issued to the Purchasers at the Initial Closing pursuant to this Agreement shall be hereinafter referred to as the "Initial Stock". The shares of Series A Preferred Stock issued to the Purchasers at the Additional Closing pursuant to this Agreement shall be hereinafter referred to as the "Additional Stock ' " and together with the Initial Stock, the "Stock." The Stock and the Common Stock (as defined below) issuable upon conversion of the Stock shall be hereinafter referred to as the "Securities."

            1.2 Closings; Delivery.

                  (a) The purchase and sale of the Initial Stock shall take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, at 9:00 a.m., on January 28, 2000, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Initial Closing").

                  (b) At the Initial Closing, the Company shall deliver to each Purchaser a certificate representing the Initial Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company or by wire transfer to the Company's bank account.


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                  (c) The purchase and sale of the Additional Stock shall take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166 at 9:00 a.m., not later than the later of (i) April 30, 2000 or (ii) the completion of the performance conditions set forth on Exhibit L (the "Performance Conditions"), which shall be no later in any event than July 31, 2000, unless the parties mutually agree in writing upon such other time and place (which time and place are designated as the "Additional Closing").

                  (d) At the Additional Closing, the Company shall deliver to each Purchaser a certificate representing the Additional Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company or by wire transfer to the Company's bank account.

      2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, which exceptions shall be deemed to be representations and warranties as if made hereunder:

            2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Washington and has all requisite corporate power and authority to: (i) carry on its business as now conducted and proposed to be conducted; (ii) execute and deliver this Agreement, the Investors' Rights Agreement in the form attached hereto as Exhibit D (the "Investors' Rights Agreement") and the Shareholders' Agreement in the form attached hereto as Exhibit E (the "Shareholders' Agreement" and together with the Investors' Rights Agreement, the "Related Agreements") and (iii) issue and sell the Securities and to carry out the provisions of this Agreement and the Related Agreements. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

            2.2 Capitalization. The authorized capital of the Company consists or will consist, immediately prior to the Closing, of:

                  (a) 10,000,000 shares of preferred stock of the Company, of which 5,585,000 shares have been designated Series A Preferred Stock, none of which are issued and outstanding immediately prior to the Closing.

                  (b) The Company has reserved 510,000 shares of Series A Preferred Stock for issuance to the Note Holders (as defined below) and the Warrant Holders (as defined below) upon conversion of the notes (the "Notes") and exercise of the Series A Preferred Stock warrants (the "Series A Warrants"), each listed on Exhibit F attached hereto.

                  (c) The Company has reserved 500,000 shares of Common Stock for issuance to the Common Stock Warrant Holder listed on Exhibit F attached hereto (the "Common Stock Warrant" and, together with the Series A Warrants, the "Warrants").


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                  (d) 40,000,000 shares of common stock of the Company, par
value $,01 per share (the "Common Stock"), 10,000,000'shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly and validly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

                  (e) The Company has reserved 2,425,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Company's 2000 Stock Option Plan adopted by the Board of Directors and attached hereto as Exhibit G (the "Stock Plan").

                  (f) Except for (i) conversion privileges of the Series A Preferred Stock; (ii) outstanding options issued pursuant to the Stock Plan;
(iii) conversion privileges of the notes held by the individuals listed on Exhibit F attached hereto (the "Note Holders"); (iv) exercise privileges pursuant to the warrants issued to the individuals listed on Exhibit F attached hereto (the "Warrant Holders"); (v) rights of first refusal set forth in the Shareholders' Agreement and (vi) preemptive rights set forth in the Shareholders' Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

            2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

            2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Related Agreements, the performance of all obligations of the Company under this Agreement and the Related Agreements and the authorization, issuance, sale and delivery of the Securities has been taken or will be taken prior to the Initial Closing, and this Agreement and the Related Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

            2.5 Valid Issuance of Securities. The Stock that is being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable


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and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Related Agreements and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement, the Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Stock and exercise of the Warrants has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designation, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and the Related Agreements and will be issued in compliance with all applicable federal and state securities laws.

            2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

            2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements or that may result in a material adverse change to the Company, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or to the Company's knowledge threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

            2.8 Intellectual Property. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary fights and processes ("Intellectual Property") necessary for its business without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard commercial products. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the Intellectual Property of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including


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licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. To the Company's knowledge, neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or that it will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

            2.9 Compliance with Other Instruments.

                  (a) The Company is not in violation or default of any provisions of its Articles of Incorporation, Certificate of Designation, Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby or thereby will not (i) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or (ii) require the Company to obtain any consent, approval or action of, make any filing with, or give any notice to any person as a result or under the terms of, or relieve any third party of any obligation to the Company under any such provision, instrument, judgment, order, writ, decree or contract.

                  (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution agreement or other agreement.

            2.10 Agreements; Action.

                  (a) The are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                  (b) Except for agreements explicitly contemplated by this Agreement and the Related Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its subsidiaries in excess of, $5,000;
(ii) the license of any patent, copyright, trade secret or other proprietary fight to or from the Company; (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products; or (iv) indemnification by


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the Company with respect to infringement of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

                  (c) Schedule 2.10 attached hereto lists each agreement (whether written or oral and including all amendments thereto) to which the Company is a party or a beneficiary or by which the Company or any of its assets is bound that is material to the Company (collectively, the "Material Agreements"), including, without limitation, the following: (i) real estate leases; (ii) agreements evidencing, securing or otherwise relating to any indebtedness for borrowed money; (iii) capital or operating leases or conditional sales agreements relating to vehicles, equipment or other assets (other than Short Term Agreements); (iv) agreements pursuant to which the Company is entitled or obligated to acquire any assets from a third party (other than Purchase Orders and Short Term Agreements); (v) insurance policies; (vi) employment, consulting, noncompetition, separation, collective bargaining, independent contractor, staff writer, affiliate, information provider, online content, union or labor agreements; (vii) agreements with or for the benefit of any present or former stockholder, member, officer, director or employee of the Company or any Affiliate or immediate family member thereof; (viii) agreements under which the Company is obligated to indemnify, or entitled to indemnification from, any third party, excluding any agreement that requires indemnification solely for a breach of such agreement; and (ix) any other agreement (other than a Purchase Order) pursuant to which the Company is required to make or entitled to receive aggregate payments or other value in excess of $5,000. For purposes of this Agreement, (A) "Purchase Order" means a purchase order issued and accepted in the ordinary course of business that sets forth terms applicable to a specified purchase or sale of goods or services and does not impose obligations on either party that relate to any transaction other than such purchase or sale; (B) "Short Term Agreement" means an agreement entered into in the ordinary course of business that is terminable by the Company on thirty (30) days or less notice and involves aggregate consideration of less than $5,000; and (C) "Affiliate" means any person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

                  (d) The Company has delivered to each Purchaser (except that delivery to a Purchaser shall be deemed to be delivery to a Purchaser that is an Affiliate) a copy of each written Material Agreement and a written summary of each oral Material Agreement. Except as described in Schedule 2.10, (i) each Material Agreement is in full force and effect and is valid, binding and enforceable in accordance with its terms as to the Company and, to the knowledge of the Company, as to each other party thereto; (ii) there exists no material breach or material default (or event that with notice or lapse of time would constitute a material breach or material default) on the part of the Company or, to the knowledge of the Company, on the part of any other party under any Material Agreement; (iii) the Company has not received a written notice of termination or default under any Material Agreement; and (iv) as of the date of this Agreement, no party to an agreement under which the Company acquired a substantial portion of its assets has asserted any claim for indemnification under such agreement.


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                  (e) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) other than the Notes, incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $5,000 or in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or
(iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or
(iii) regarding any other form of liquidation, dissolution or winding up of the Company.

            2.11 Disclosure. The Company has fully provided the Purchasers with all the information that the Purchasers have requested for deciding whether to acquire the Stock and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision, including certain of the Company's projections describing its proposed business. No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchasers at the Initial Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The written information provided to the Purchasers was prepared in good faith based on the reasonable best estimates of the Company (with the exception of information prepared by third party sources and identified as such in the written information and to which the Company makes no representation except that it has no basis to believe such sections are inaccurate). The projections provided by the Company have been prepared in good faith and on the basis of the assumptions set forth therein, which assumptions, to the knowledge of the Company, were reasonable at the time such projections were delivered; provided, however, the Company does not warrant that it will achieve such projections.

            2.12 No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees which amount does not in the aggregate exceed $10,000. None of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's capital stock) or, to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or shareholders of the


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Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) any publicly traded company that may compete with the Company, None of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

            2.13 Rights of Registration and Voting Rights. Except as contemplated in the Investors' Rights Agreement and the Common Stock Warrant, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. Except as contemplated in the Shareholders' Agreement, to the Company's knowledge, no shareholder of the Company has entered into any agreements with respect to the voting of capital stock of the Company.

            2.14 Solvency. The Company is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

            2.15  Title to Property and Assets.

                  (a) The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The Company is in compliance with all material terms of each material lease to which it is a party or otherwise bound.

                  (b) The tangible property and assets owned and/or leased by the Company (i) constitute all property and assets used by it in and necessary for the conduct of its business and (ii) are in good condition and repair, ordinary wear and tear excepted.

            2.16 Financial Statements. The Company has made available to each Purchaser its unaudited financial statements (including balance sheet) as of December 31, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles, The Financial Statements fairly present the financial condition and operating results of the Company as of the date, and for the period indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial


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Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

            2.17  Changes. Since December 31, 1999 there has not been:

                  (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

                  (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

                  (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

                  (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

                  (g) any sale, assignment or transfer of any Intellectual Property or other intangible assets of the Company;

                  (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company is not aware of any impending resignation or termination of employment of any such officer or key employee;

                  (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                  (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                  (k) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;


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                  (l) any declaration or payment of any dividend or other
distribution of the assets of the Company;

                  (m) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company; or

                  (n) any arrangement or commitment by the Company to do any of the things described in this Section 2.17.

            2.18 Employee Matters. Set forth on Schedule 2.18 is a complete list of all current employees of the Company as of the date of this Agreement, including date of employment, current title and compensation, and date and amount of last increase in compensation and indicating any employees on disability or other permitted leaves of absence. The Company has no obligation to continue the employment of any of the individuals listed on Schedule 2.18, except to the extent provided in a written employment letter governing the terms of such individual's employment with the Company as set forth on Schedule 2.18. The Company does not and has never had any collective bargaining, union or labor agreements, contracts or other arrangements with any group of employees, labor union or employee representative. To the knowledge of the Company, there is no organization effort currently being made or threatened by or on behalf of any labor union with respect to employees of the Company. The Company has not experienced and, to the knowledge of the Company, there is no basis for, any strike or material work stoppage or slow down.

            2.19 Employee Benefit Plans.

                  (a) Set forth in Schedule 2.19 is a complete list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all plans or policies providing for fringe benefits (including, without limitation, vacation, paid holidays, personal leave, employee discounts, educational benefits or similar programs), and all other bonus, incentive, compensation, profit-sharing, equity, severance, retirement, health, life, disability, group insurance, employment, fringe benefit and other similar plans, agreements, policies or understandings (whether or not subject to ERISA, whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (i) are maintained or contributed to by the Company or any ERISA Affiliate, or with respect to which the Company or any ERISA Affiliate has or may have any liability, or (ii) provide benefits, or describe policies or procedures applicable, to any current or former officer, employee or independent contractor or dependents thereof, regardless of whether funded (the "Employee Plans"). The Company has made available to each Purchaser accurate and complete copies of the documents, records and other materials related thereto reasonably requested by each Purchaser in writing. Each Employee Plan may be amended and terminated in accordance with its terms, and, each such plan provides for the unrestricted right of the Company to amend or terminate such plan. No Employee Plan provides, and no written or oral representations have been made to any current or former employee, officer


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or independent contractor of the Company promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the employee's date of termination (except to the extent of coverage required under Code Section 4980B). The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation due to any employee, director, officer, former employee, former director, or former officer of the Company and neither the Company nor any ERISA Affiliate is a party to any plan, program or agreement which could result in a payment that is an "excess parachute" under Section 280G of the Code. For purposes of this Agreement, "ERISA Affiliate" means the Company and each person or entity that is or has been treated as a single employer or controlled group member with the Company pursuant to Section 414 of the Code or Section 4001 of ERISA.

                  (b) With respect to each Employee Plan that is maintained or contributed to, currently or in the past, by the Company or any ERISA Affiliate:

                        (i) there is no Employee Plan that is or has ever been a "defined benefit plan" (as defined in Section 3(35) of ERISA) or is subject to
Section 412 of the Code or Title IV of ERISA;

                        (ii) each Employee Plan has been operated in compliance with ERISA, applicable tax qualification requirements and all other applicable laws;

                        (iii) each Employee Plan which is intended to be tax-qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service ("IRS") to be so qualified and no events have occurred that would adversely affect the tax-qualified status of any such Employee Plan; and

                        (iv) each Employee Plan which provides medical, dental, health or long-term disability benefits is fully insured and claims with respect to any participant or covered dependent under such -Employee Plan could not result in any uninsured liability to the Company, any Purchaser or any Affiliate thereof.

                  (c) No Employee Plan contributed to by the Company or any ERISA Affiliate is a "multiemployer plan" or a "multiple employer plan" (as such terms are defined in Sections 3(37)(A) and 3(40)(A) of ERISA (multiemployer plans and multiple employer plans are hereinafter referred to as "Multiemployer Plans")), nor has the Company or any ERISA Affiliate ever contributed or been required to contribute to any Multiemployer Plan.

                  (d) Neither the Company nor any ERISA Affiliate or any plan fiduciary of any Employee Plan has engaged in any transaction in violation of
Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Code Section 4975(c)(1)) that would subject the Company, any Purchaser, or any Affiliate thereof to any taxes, penalties or other Liabilities resulting from such transaction. To the knowledge of the Company, none of the Employee Plans is being audited or investigated by any Governmental Body. Without limiting any other provision of this Section 2.19, no event has occurred and no condition exists, with respect to any Employee Plan or any other employee benefit plan that has subjected or could subject the Company or any Employee Plan or any successor thereto, to any tax, fine, penalty or other Liability (other than, in the case of the Company and the Employee Plans, a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under an Employee Plan with respect to employees of the Company).

            2.20 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

            2.21 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

            2.22 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

            2.23 Confidential Information and Invention Assignment Agreements. Each former and current employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

            2.24 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospect, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

            2.25 Compliance with Laws. The Company is currently complying in all material respects with and has at all times complied in all material respects with, and has not received any claim or notice that it is not in compliance in any material respect with, each statute, law, ordinance, decree, order, rule or regulation of any governmental body or regulatory authority applicable to it, including, without limitation, all federal, state and local laws relating to occupational health and safety and employment and labor matters.

            2.26 Corporate Documents. The Articles of Incorporation, Certificate of Designation and Bylaws of the Company are in the form provided to counsel for the Purchasers. The copy of the minute books of the Company provided to the Purchasers' counsel contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects. The stock transfer ledgers and other similar records of the Company as made available to the Purchasers prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company.

            2.27 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            2.28 Governmental Regulations. The Company is not a "holding company," or a subsidiary company" of a "holding company" or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, or a "registered investment company" or an "affiliated person" or a "principal underwriter" of a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            2.29 Offering. Subject in part to the truth and accuracy of each Purchaser's representations and warranties set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

      3. Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company that:

            3.1 Authorization. Such Purchaser has full power and authority to enter into this Agreement and the Related Agreements. This Agreement and the Related Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

            3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not With a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

            3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management. The Purchaser understands that such discussions, as well as any other written information delivered by the Company to the Purchaser, were intended to describe the aspects of the Company's business which it believes to be material.

            3.4 Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

            3.5 No Public Market. The Purchaser understands that no public market now exists for any of the Securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

            3.6 Legends. The Purchaser understands that the Securities, and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends.

                  (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                  (b)   Any legend set forth in the Related Agreements.

                  (c) Any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

            3.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act as presently in effect.

      4. Conditions of the Purchasers' Obligations at the Initial Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Initial Closing, of each of the following conditions, unless otherwise waived:

            4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing.

            4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

            4.3 Compliance Certificate. The President of the Company shall deliver to the Purchasers at the Initial Closing a Compliance Certificate certifying that the conditions specified in Section 4.1 have been fulfilled.

            4.4 Consents; Qualifications. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Initial Closing). All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Initial Stock pursuant to this Agreement shall be obtained and effective as of the Initial Closing.

            4.5 Opinion of Company Counsel. The Purchasers shall have received from Summit Law Group, counsel for the Company, an opinion, dated as of the Initial Closing, in substantially the form of Exhibit H.

            4.6 Reservation of Common Stock Issuable Upon Conversion of the Stock. The Common Stock issuable upon conversion of the Stock (including all Stock issuable upon exercise of the Warrants) shall have been duly authorized and reserved for issuance upon such conversion.

            4.7 Investors' Rights Agreement. The Company and each Purchaser shall have executed and delivered the Investors' Rights Agreement.

            4.8 Shareholders' Agreement. The Company and each Purchaser shall have executed and delivered the Shareholders' Agreement.

            4.9 Conversion of Notes and Delivery of Notice and Certificate. All of the Notes shall have been converted into Series A Preferred Stock and all indebtedness related thereto shall have been cancelled. The Company shall have prepared and delivered the Notice and Certificate to the Note Holders listed on Exhibit F attached hereto relating to the conversion of all outstanding Notes. The Company shall have incurred no additional indebtedness as of the Initial Closing.

            4.10 Certificate of Dissemination The Company shall have filed the Certificate of Designation with the Secretary of State of Washington on or prior to the Initial Closing, which shall continue to be in full force and effect as of the Initial Closing.

            4.11 Employment Letter. The Company and each of its employees shall have entered into an Employment Letter in substantially the form attached hereto as Exhibit I.

            4.12 Confidentiality, Non-Competition and Invention Agreement. The Company and each of its employees shall have entered into a Confidentiality, Non-Competition and Invention Agreement, in substantially the form attached hereto as Exhibit J.

            4.13 Due Diligence. The Purchasers shall, in their sole discretion have completed their legal, intellectual property and financial due diligence and the results of such due diligence shall, in the sole discretion of the Purchasers, be acceptable to the Purchasers and their legal counsel. The Schedule of Exceptions delivered to the Purchasers by the Company shall contain no exception deemed unacceptable by the Purchasers in their sole discretion.

            4.14 Stock Option Plan. The Company shall have adopted the Stock Plan in form and substance reasonably satisfactory to the Purchasers and attached hereto as Exhibit G.

            4.15 Resignation and Election of Members of the Board of Directors. Two members of the Company's Board of Directors shall have resigned from the Board of Directors and shall have executed and delivered letters of resignation. The Purchasers shall have elected one member to the Company's Board of Directors in accordance with the Shareholders' Agreement and such director and the Company shall have executed the Indemnification Agreement, in substantially the form of Exhibit K attached hereto.

      5. Conditions of the Company's Obligations at the Initial Closing and Additional Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Initial Closing and Additional Closing, of each of the following conditions, unless otherwise waived:

            5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Initial Closing and Additional Closing with the same effect as though such representations and warranties had been made on and as of the Initial Closing and Additional Closing, respectively.

            5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Initial Closing and Additional Closing shall have been performed or complied with in all material respects.

            5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Initial Closing and Additional Closing.

      6. Conditions of the Purchasers' Obligations at the Additional Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Additional Closing, of each of the following conditions, unless otherwise waived:

            6.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Additional Closing; provided that, the Company may update the Schedule of Exceptions thereto relating only to Sections
2.8 and 2.24 and Schedule 2.10 with the same effect as though such representations and warranties had been made on and as of the date of the Additional Closing. The Schedule of Exceptions shall be the same as that delivered at the Initial Closing, except that there shall be no material adverse change to the Schedule of Exceptions not deemed acceptable to the Purchasers in their sole discretion.

            6.2 Consents; Qualifications. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Additional Closing). All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Additional Stock pursuant to this Agreement shall be obtained and effective as of the Additional Closing.

            6.3 Performance Condition. The Company shall have performed and complied with all obligations and conditions set forth on Exhibit L attached hereto that are required to be performed by it on or before the Additional Closing.

      7. Covenants.

            7.1 Use of Proceeds. The Company will use the proceeds from the sale of the Stock to the Purchasers for working capital and general. corporate purposes.

      8. Miscellaneous.

            8.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing and the Additional Closing for a period of three (3) years following the Additional Closing.

            8.2 Transfer, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            8.3 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

            8.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            8.6 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice.

            8.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction except for an advisory fee of $75,000 payable by the Company to Compass Capital Advisors LLC at the Initial Closing. No additional fee will be paid to Compass Capital Advisors LLC at the Additional Closing. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company, its Affiliates or any of their respective officers, employees or representatives is responsible.

            8.8 Fees and Expenses. The Company shall be responsible for actual fees and expenses of counsel for the Purchasers up to $30,000 with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby.

            8.9 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of Stock issued or Common Stock issuable upon conversion of the Stock. Any amendment or waiver effected in accordance with this Section
8.9 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities and the Company.

            8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

            8.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

            8.12 Entire Agreement. This Agreement, the Related Agreements and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

            8.13 Confidentiality. Each party hereto agrees that, except with the prior written permission of the other parties hereto, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder of the ownership of Stock purchased hereunder. The provisions of this Section 8.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

            8.14 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

      The parties have executed this Series A Preferred Stock Purchase Agreement as of the date first above written.

                                    COMPANY:

                                    APPLIED DISCOVERY, INC.

                                    By:
                                       -----------------------------------------
                                           Name:  Michael C. Weaver
                                           Title: President
                                           Address:  1756-114th Street Southeast
                                                     Suite 125
                                                     Bellevue, WA 98004


                                    PURCHASERS:

                                    ZILKHA VENTURE PARTNERS, L.P.
                                    By:   Zilkha Ventures, LLC
                                          its general partner

                                    By:   AIMC LLC
                                          its managing member

                                    By:
                                       -----------------------------------------
                                           Name:  John P. Rigas
                                           Title: Managing Member

                                           Address: 767 Fifth Avenue
                                                    Suite 4605
                                                    New York, NY 10153


                                    APPLIED DISCOVERY PARTNERS, L.P.
                                    By:   Applied Discovery Management LLC
                                          its general partner

                                    By:
                                       -----------------------------------------
                                           Name:  John P. Rigas
                                           Title: Managing Member

                                           Address: 767 Fifth Avenue
                                                    Suite 4605
                                                    New York, NY 10153


                                    DANIEL L. EILERS

                                    --------------------------------------------
                                    Name:    Daniel L. Eilers
                                    Address: 1000 Madison Drive
                                             Mountain View, CA 94040


                              Audrey MacLean and Michael M. Clair, as trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90

                              --------------------------------------------------
                              Name: Audrey MacLean, as trustee
                              Address:


                              STANLEY J MERESMAN AND SHARON A.
                              MERESMAN, AS TRUSTEES OF THE
                              MERESMAN FAMILY TRUST U/D/T DATED
                              9/13/1989, AS AMENDED

                              --------------------------------------------------
                              Name:  Stanley J. Meresman, Trustee

                              Address: 2071 Huntington Lane
                                       Los Altos, CA 94024


                              ASFAQ MUNSHI

                              --------------------------------------------------
                              Name:    Asfaq Munshi
                              Address: 1510 Page Mill Road
                                       Palo Alto, CA 94304


                              ROBERT D. SELVI
                              and SANDRA A. SELVI

                              -------------------------------------
                              Name: Robert D. Selvi

                              --------------------------------------
                              Name: Sandra A. Selvi
                              Address: